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                                                                    EXHIBIT 10.3

                                    AMENDMENT
                                     OF THE
               JEFFERSON SMURFIT CORPORATION AMENDED AND RESTATED
                             1992 STOCK OPTION PLAN
                    (Amended and Restated as of May 1, 1997)

          WHEREAS, Smurfit-Stone Container Corporation (the "Company") is the successor corporation to Jefferson Smurfit Corporation, which established the Jefferson Smurfit Corporation Amended and Restated 1992 Stock Option Plan (the "Plan"); and

          WHEREAS, the Company now considers it desirable to amend the Plan;

          NOW, THEREFORE, pursuant to the power reserved to the Company by
Section 16(a) of the Plan, and by virtue of the authority delegated to the undersigned officer by resolution of the Company's Board of Directors, the Plan is hereby amended, effective as of July 1, 1999, by inserting the following paragraph at the end of Section 6(g) of the Plan:

               "Notwithstanding the foregoing, the following restrictions on the 'cashless exercise' of an Option shall apply. The Committee may make available, in its sole discretion, a special sale and remittance procedure pursuant to which an Optionee exercising an Option concurrently provides irrevocable written instructions (i) to a Committee-designated brokerage firm to effect the immediate sale of a portion of the shares of Common Stock to be received pursuant to the Option, and remit to the Company, out of the sale proceeds available on the settlement date, the minimum amount of funds required to cover the aggregate Option Price payable for such shares, plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise, and (ii) to the Company to deliver the certificates for the necessary shares of Common Stock directly to such brokerage firm in order to complete the sale. If the Committee makes such a special sale and remittance procedure available, an Optionee exercising an Option may pay the aggregate Option Price with shares of Common Stock issuable upon exercise of the Option (a 'cashless exercise'). In all other events, an Optionee exercising an Option may not pay the aggregate Option Price of the Option with shares of Common Stock issuable upon the Option's exercise."


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          IN WITNESS WHEREOF, on behalf of the Company, the undersigned officer has executed this amendment this 1st day of July, 1999.


                                       SMURFIT-STONE CONTAINER CORPORATION


                                       By:  /s/ Craig A. Hunt
                                       Its: Vice President




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